UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2008

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 29, 2008, Acusphere, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Patent License Agreement (the “Agreement”) by and between the Company and Bracco International BV (“Bracco”) dated as of June 1, 2006, as previously filed with the Securities and Exchange Commission (the “SEC”) with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.  Under the Agreement, the Company was obligated to make a payment of Euro 500,000 to Bracco within five business days after the acceptance by the US Food and Drug Administration (“FDA”) of a new drug application filing package for the Company’s lead product candidate, Imagify™ (Perflubutane Polymer Microspheres for Injectable Suspension).  The FDA accepted the Company’s application on June 30, 2008, making such payment to Bracco due on July 8, 2008.  The Amendment reduces the amount of the payment due on July 8, 2008 to Euro 100,000, and provides that an additional payment of Euro 400,000 will be due on the first anniversary of such acceptance by the FDA, or June 30, 2009.  The Amendment further provides that the Company grants Bracco a perpetual non-exclusive and royalty-free right and license within the field of ultrasound diagnostic imaging to use and exploit any intellectual property that the Company has developed or may develop after June 1, 2006 which relates to, or to the use or performance of, the patents licensed by Bracco under the Agreement. The other terms of the Agreement are otherwise unchanged.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment to Patent License Agreement by and between the Company and Bracco International BV, dated as of July 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: July 29, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Patent License Agreement by and between the Company and Bracco International BV, dated as of July 29, 2008